SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM 8 - K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest event reported): February 11, 2004


                      BRAVO! FOODS INTERNATIONAL CORP.
       (Exact name of registrant as specified in its amended charter)


           Delaware                  0-20549                 62-1681831
-------------------------------    ------------          -------------------
(State or other jurisdiction of    (Commission           (I.R.S. Employer
incorporation or organization)     File Number)          Identification No.)

                        11300 US Highway 1, Suite 202
                     North Palm Beach, Florida 33408 USA
                  (Address of principal executive offices)

                               (561) 625-1411
                        Registrant's telephone number

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        (Former name or former address if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

License to Use Intellectual Property of Marvel Enterprises, Inc.
----------------------------------------------------------------

      On February 11, 2003, the Company received a fully executed license agreement with Marvel Enterprises, Inc. to use Marvel's Super Heroes(R) intellectual property to promote the Company's branded milk products in the United States and internationally. The license with Marvel gives the Company the exclusive right to use Marvel's characters such as Spider-Man(TM), Wolverine(TM), the Incredible Hulk(TM), Daredevil(TM) and Captain America(TM) on aseptic flavored milk drinks. The material terms of the license are as follows:

      *  The license has an effective date of January 1, 2004


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      *  The characters licensed for use with flavored UHT milk based beverages consist of the following groups:

            Spider-Man, Peter Parker, Aunt May, Mary Jane Watson Parker, J. Jonah Jameson, Green Goblin, Venom, Black Cat, Kraven the Hunter.

            Beast, Colossus, Cyclops, Gambit, Archangel, Jean Grey, Professor X, Psylocke, Rogue, Storm, Wolverine, Iceman, Bishop and Cable, Juggernaut, Magneto, Sabretooth, Sentinels, Blob, Apocalypse, Mystique and Toad.

            Mr. Fantastic, The Thing, The Human Torch, The Invisible Woman, Dr. Doom and Mole Man.

            The Incredible Hulk, Abomination, The Leader.

            Captain America, Iron Man

            Daredevil, Elektra and Kingpin.

            Spider-Man and Friends (for kids), including: Spider-Man, Spider-Girl, Storm, Wolverine, Hulk and Captain America

      * The license has a term of one year, renewable upon meeting performance threshold

      * Payment for license in form of royalty based upon wholesale sales in US and sales of "kits" to third party dairy processors in international markets. Kits consist of production rights to manufacture, sell and promote the Company's products, plus proprietary flavor ingredients with vitamins included.

      * The Company is obligated to pay a minimum royalty guaranty payable in full by March 1, 2004

      * The initial territorial scope of license includes the United States and its territories Saudi Arabia, Kuwait; Bahrain; Qatar; Oman; United Arab Emirates; Lebanon; Egypt; Jordan and Syria.

      * The Company has a right of first negotiation for additional foreign countries

      * Marvel has agreed to assist Bravo! in promotion and marketing of finished products in exchange for 750,000 shares of the Company's common stock (restricted) and warrants for a like number of common shares (restricted) priced at $0.10 per share for one year and $0.14 per share for a second warrant exercise year.


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Transition Away from Warner Bros. License Relationships
-------------------------------------------------------

      As of the end of the third calendar quarter 2003, the Company held five licenses for Looney Tunes(TM) characters and names from Warner Bros. Each license was structured to provide for the payment of guaranteed royalty payments to Warner Bros., which the Company accounts as debt and the licensing rights as assets. The following is a summary of expiration dates and guaranteed royalty payments due to Warner Bros. as of September 30, 2003:


                                               Amount      Expiration
  License        Guaranty     Balance Due     Past Due       Date
---------------------------------------------------------------------

U.S. License     $500,000      $      -       $      -      12/31/03
U.S. TAZ         $250,000      $      -       $      -           N/A
China            $400,000      $147,115       $147,115      06/30/03
Mexico           $145,000      $              $             05/31/04
Canada           $ 32,720      $      -       $      -      03/31/04

      The China license had been extended to October 29, 2003 by agreement of the parties and, as announced in our Form 10QSB for the period ended September 30, 2003, the Company did not seek another license from Warner Bros. for China. This decision was based upon the lack of sales in the Company's China markets and what the Company perceives to be the licensor's continuing overall lack of brand support in China. The Company and Warner Bros. dispute the contractual necessity of the payment of the balance owed on the China license as a result of the above circumstances.

      Similarly, the history of the Company with Warner Bros. licenses, as a function of sales of the flavored milks, has not supported the guaranteed royalty structure required by Warner Bros. for its licenses. In the third quarter 2002, the Company decided to develop the Slammers(R) brand, with the prospect of creating its own independent brand, which could be combined with other third party "promotional" type licensed properties. The Company officially launched a dual branded Slammers(R) and Looney Tunes(TM) product in the first quarter 2003. In October 2003, the Company introduced its own non-Looney Tunes(TM) Slammers(R) product, and has announced the execution of a third party license with Marvel Enterprises, Inc. Based upon the above-mentioned performance analysis, the Company has decided not to renew its Warner Bros. license for the United States. The Company currently is in a transitional sell off period under the original US Warner Bros license, while it anticipates the launch of its Marvel line of branded products in the second quarter 2004.

Intention to Close the China Operation.
---------------------------------------

      Based in large part on the failure of the Warner Bros. characters to enjoy effective countrywide promotion, the decision not to seek another China license and the difficulty in penetrating a market not accustomed to premium branded food products, without the backing of significant entry resources, the Company has decided to cease its current business operations in China, commencing in the current quarter 2004. The Company will maintain the existence of China Premium Food (Shanghai) Co. Ltd., its wholly owned Chinese formed and registered


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subsidiary, to wind up the subsidiary's current affairs and to explore the possibility of other business opportunities in China. Personnel in the United States, however, will manage the affairs of this Chinese subsidiary. The Company has yet to determine the size of the reserve or the charges it will take in connection with the closure of this business.

Special Meeting of Shareholders.
--------------------------------

      On February 12, 2004, the Company held a special meeting of shareholders to vote on a proposal to increase the Company's authorized shares of common stock from 50,000,000 to 300,00,000, and to ratify financing transactions requiring potential stock issuances in excess of the pre meeting authorized capital stock.

      In November 2003, the Company discovered that it could potentially exceed its authorized shares of common stock. This discovery was made upon the recalculation by the Company of its equity and equity equivalents using a non "treasury method" calculation, which considered all equity equivalents, irrespective of whether the exercise or conversion prices of such equivalents were above the then current public trading prices of the Company's common stock.

      Upon discovery of this situation, the Company took affirmative steps to correct the deficiency. Such steps included (i) ceasing to issue any new common shares, (ii) conducting a complete review of all securities of the Company currently outstanding, (iii) proceeding to seek shareholder approval to increase the number of authorized shares so as to provide the shares that may potentially be required to be issued should the holders of the Company's options, warrants, convertible notes, preferred stock and other convertible securities elect to exercise and/or convert such securities into common stock, (iv) proceeding to seek shareholder ratification of the issuances of securities that may cause the Company to exceed its authorized share limit,
(v) instituting controls and procedures to prevent the issuance of securities in excess of its authorized capitalization and (vi) appointing an individual responsible for ensuring that the Company does not issue securities in excess of its capitalization in the future.

      At the February 12, 2004 special meeting, 65.4% of the holders of the Company's outstanding common stock voted to increase the Company's authorized shares of common stock from 50,000,000 to 300,00,000, and to ratify financing transactions requiring potential stock issuances in excess of the pre meeting authorized capital stock.

Item 9.

      See item 5.

Exhibits

      3.1   Certificate of Amendment to Articles of Incorporation
      99.1  Press Release Re: Marvel License Agreement


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                                 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Bravo! Foods International Corp.



Date: February 17, 2004                By:  /s/ Roy G. Warren
                                       -----------------------------------
                                       Roy G. Warren,
                                       Chief Executive Officer


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